UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ____________________________________
SCHEDULE 14A ____________________________________
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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TOWNSQUARE MEDIA, INC. ____________________________________________________________________
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To the Stockholders of Townsquare Media, Inc.:
I am pleased to invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Townsquare Media, Inc. (the "Company"), which will be held at the Company’s corporate offices, located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, on May 31, 2017 at 9:00 a.m., Eastern Daylight Time. You will be able to attend and submit your questions during the Annual Meeting.
Information about the Annual Meeting, the nominee for election as a director and the other proposals to be voted on by stockholders is presented in the following notice of Annual Meeting and proxy statement.
Whether or not you plan to attend the Annual Meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card. It is important that your shares be represented. We look forward to speaking with you at the Annual Meeting on May 31, 2017.

Sincerely,

Steven Price
Chief Executive Officer and
Chairman of the Board of Directors

TOWNSQUARE MEDIA, INC.
240 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 861-0900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 31, 2017
9:00 a.m., Eastern Daylight Time
The Annual Meeting of Stockholders (the "Annual Meeting") of Townsquare Media, Inc. (the "Company") will be held at the Company’s corporate offices, located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, on May 31, 2017 at 9:00 a.m., Eastern Daylight Time, for the following purposes:
Items of Business
(a)    To elect one member of the Board of Directors. The Board intends to present for reelection the following nominee: Stephen Kaplan;
(b)    To ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for 2017; and
(c)    To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.
Record Date
Close of business on April 7, 2017.

Sincerely,

Steven Price
Chief Executive Officer and
Chairman of the Board of Directors

Greenwich, CT
April 18, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2017:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at https://www.proxyvote.com

TOWNSQUARE MEDIA, INC.
240 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 861-0900

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2017

GENERAL INFORMATION
Why am I receiving these materials?
Townsquare Media, Inc. (“Townsquare” or the “Company”) has made these materials available to you on the internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at its 2017 annual meeting of stockholders (the “Annual Meeting”) to be held at the Company’s corporate offices, located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, on May 31, 2017 at 9:00 a.m., Eastern Daylight Time, and at any postponement(s) or adjournment(s) thereof.
Townsquare is providing you this proxy statement (the “Proxy Statement”), the enclosed proxy card and the attached notice of internet availability of proxy materials (the “Notice”) because the Company’s Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting at the Company’s corporate offices, located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the internet, by phone or by mail, if you requested printed copies of the proxy materials.
The Company is first distributing this proxy statement on or about April 18, 2017 to all stockholders of record entitled to vote at the Annual Meeting.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending the Notice to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact of its annual meeting and the cost to the Company associated with the physical printing and mailing of materials.
What is included in these proxy materials?
These proxy materials include:

•	The Notice of 2017 Annual Meeting of Stockholders;

•	This Proxy Statement for the 2017 Annual Meeting;

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 13, 2017 (the “Annual Report”); and

•	The Company’s annual shareholder letter for the year ended December 31, 2016.

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

What matters will be voted on at the Annual Meeting?

The Company is aware of two matters to be voted on by stockholders of record at the Annual Meeting:

1.	Reelection to the Board of Stephen Kaplan (“Proposal One”); and

2.	Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2017 (“Proposal Two”).

Stockholders entitled to vote may vote “For” or “Against” either of the proposals or may abstain from voting on either of the proposals.

Will any other business be conducted at the Annual Meeting?
Other than the proposals referred to in this Proxy Statement, the Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
What are the Board’s voting recommendations?
The Board recommends that you vote your shares:

•	“FOR” Proposal One, the reelection to the Board of Stephen Kaplan; and

•	“FOR” Proposal Two, the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2017.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to use the internet to:

•	View the Company’s proxy materials for the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available at www.townsquaremedia.com/equity-investors/sec-filings. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.
Choosing to receive future proxy materials by email will reduce the impact of the Company’s annual meetings on the environment and will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.
Who may vote at the Annual Meeting?
Holders of record of the Company’s Class A common stock and Class B common stock at the close of business on April 7, 2017 (the “Record Date”) are entitled to receive notice of, to attend and to vote at the Annual Meeting as set forth below. As of the Record Date, there were 13,810,113 shares of Class A common stock outstanding and 3,022,484 shares of Class B common stock outstanding.

Number of Votes by Class. Each share of Class A common stock will entitle the holder thereof to one vote for each proposal contained in this Proxy Statement. Each share of Class B common stock will entitle the holder thereof to ten votes for each proposal contained in this Proxy Statement. Holders of shares of the Company’s Class C common stock are not entitled to any voting rights with respect to such shares of Class C common stock. The holders of Class A common stock and Class B common stock will vote together on each proposal as a single class.
Proposal One. The reelection of Mr. Kaplan will require the affirmative vote of a plurality of the votes cast by the holders of record of capital stock entitled to vote in the election of Mr. Kaplan. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of stockholder abstention or a broker non-vote (as described below)) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on the election of Mr. Kaplan as a director.
Proposal Two. The ratification of RSM US LLP as the Company’s independent registered public accounting firm for 2017 will require the affirmative vote of the holders of a majority in voting power of the shares of capital stock present in person or represented by proxy at the Annual Meeting and entitled to vote.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If, as of the Record Date, your shares were registered directly in your name with Townsquare’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may cast your vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, the Company urges you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
If, as of the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
If I am a stockholder of record, how do I vote?
If you are a stockholder of record, you may vote:

•	Via the Internet. You may vote by proxy via the internet by following the instructions provided in the Notice.

•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•	At the Annual Meeting. You may also vote in person at the Annual Meeting. For more information, see “What do I need to attend the Annual Meeting?”

If I am a beneficial owner of shares held in street name, how do I vote?
If you are a beneficial owner of shares held in street name, you may vote:

•
Via the Internet. You may vote by proxy via the internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of internet voting may depend on the voting process of the organization that holds your shares.

•
By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•
By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

•
At the Annual Meeting. You may also vote at the Annual Meeting if you obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What do I need to attend the Annual Meeting?
You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of the Record Date. Admission will begin at 8:30 a.m., Eastern Daylight Time, on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 9:00 a.m., Eastern Daylight Time. Stockholders may request directions to the Company’s offices in order to attend the Annual Meeting by calling (203) 861-0900.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, are present in person or represented by proxy at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum. If there is no quorum, the Company may adjourn the Annual Meeting to another date to solicit additional proxies.
How are proxies voted?
All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What happens if I do not give specific voting instructions?
Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board; or

•	Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Stuart Rosenstein and Christopher Kitchen, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”
Broker non-votes and abstentions will, however, be counted towards determining whether or not a quorum is present.
Which proposals are considered “routine” or “non-routine”?
The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2017 (Proposal Two) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal Two.
The other proposal, the reelection of Mr. Kaplan as a director (Proposal One), is considered a non-routine matter under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal One.

How many votes are needed to approve each proposal?
Proposal One. To be approved, the Company’s bylaws provide that the election of Mr. Kaplan requires the affirmative vote of a plurality of the votes cast by the holders of record of capital stock entitled to vote in the election of Mr. Kaplan present in person or represented by proxy and voting at the Annual Meeting.
Proposal Two. To be approved, Proposal Two (the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm) requires the affirmative vote of holders of a majority of the votes cast by the holders of record of capital stock entitled to vote, present in person or represented by proxy at the Annual Meeting.
How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority or plurality of the votes cast by the holders of record of capital stock entitled to vote and present or represented by proxy and voting at the Annual Meeting.
In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the day before the Annual Meeting, you may change your vote using the internet or telephone methods described above, in which case only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting in person will not automatically revoke your proxy unless you properly vote at the Annual Meeting in person or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at Townsquare Media, Inc., 240 Greenwich Avenue, Greenwich, Connecticut 06830 prior to the Annual Meeting.
Who will serve as the inspector of election?
A representative from Broadridge Financial Solutions, Inc. (“Broadridge”) will serve as the inspector of election.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.
How will the Company’s directors and officers vote on the proposals?
The directors and executive officers of Townsquare have informed Townsquare that, as of the date of the filing of this proxy statement, they intend to vote all shares of Class A and Class B common stock owned by them “For” Proposal One and

Proposal Two. As of the Record Date, the directors and executive officers owned, in the aggregate, 300,661 shares of Class A common stock and 827,773 shares of Class B common stock entitled to vote at the Annual Meeting.
Who pays for the expenses of solicitation?
Townsquare’s Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, the Company reimburses brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to its stockholders. Townsquare’s directors, officers and employees may also solicit proxies on its behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.
Who counts the votes?
The Company has engaged Broadridge as its independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. If you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results are expected to be published on a Current Report on Form 8-K filed within four business days after the Annual Meeting.
Where are the Company’s principal executive offices located and what is the Company’s main telephone number?
The Company’s principal executive offices are located at 240 Greenwich Avenue, Greenwich, Connecticut 06830, and the Company’s main telephone number is (203) 861-0900.
Whom may I contact with questions?
If you have any questions or require any assistance with voting your shares, please contact Broadridge at 1-800-579-1639.
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2018 annual meeting of stockholders?
Notice of any proposal that a stockholder intends to present at the 2018 annual meeting of stockholders, as well as any director nominations, must be delivered to the Company’s Secretary by mail at 240 Greenwich Avenue, Greenwich, Connecticut 06830, or by email at investors@townsquaremedia.com, not earlier than January 31, 2018 and not later than the close of business on March 2, 2018. The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2018 annual meeting of stockholders. To be included in the Company’s proxy statement, all proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE
Nominee for Reelection to the Board
Listed below is the nominee for reelection as a director, who currently serves on the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nominee named in this Proxy Statement. Mr. Kaplan has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected. If elected at the Annual Meeting, Mr. Kaplan will serve a three-year term.

Name	Age as of the Annual Meeting	Position with the Company
Stephen Kaplan	58	Director
The Board and its Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of Mr. Kaplan provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s stockholders. The biography below describes the skills, qualities, attributes and experience of Mr. Kaplan that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate him as director.

Stephen Kaplan. Mr. Kaplan joined Townsquare’s Board in 2010. Mr. Kaplan is an Advisory Partner of Oaktree Capital Management, L.P. (“Oaktree”) and a former Principal and head of Oaktree’s Special Situations Group. Mr. Kaplan joined Oaktree in 1995, having previously served as a managing director of TCW and portfolio manager in the TCW Special Credits Group. Prior to joining TCW in 1993, Mr. Kaplan was a partner with the law firm of Gibson, Dunn & Crutcher and responsible for that firm’s East Coast bankruptcy and workout practice. During his career as an attorney, Mr. Kaplan specialized in transactions involving the purchase and sale of companies undergoing financial restructurings. Mr. Kaplan presently serves on the boards of Regal Entertainment Group and AdvancePierre Foods Holdings, Inc. He previously served on the boards of Oaktree Capital Group, LLC, Alliance HealthCare Services, Inc., Genco Shipping and Trading Ltd. and General Maritime Corporation. In addition, he currently serves on the boards of several private companies and nonprofit organizations, including the UCLA Jonsson Comprehensive Cancer Center Foundation and the New York University School of Law Foundation. Mr. Kaplan graduated with a B.S. degree in political science summa cum laude from the State University of New York at Stony Brook and a J.D. from the New York University School of Law. Mr. Kaplan is qualified to serve on Townsquare’s Board due to his substantial management, finance and legal experience.

Directors
The following sets forth information regarding the Company’s current Board. Biographical information pertaining to Mr. Kaplan, who is a current nominee for reelection to the Board in this Annual Meeting, can be found in the section above entitled “Nominee for Reelection to the Board.”

Name	Age as of the Annual Meeting	Position with the Company
Steven Price	55	Chairman and Chief Executive Officer
B. James Ford	48	Director
Gary Ginsberg	54	Director
Stephen Kaplan	58	Director
David Lebow	55	Director
David Quick	37	Director
Steven Price. Mr. Price co-founded Townsquare in May 2010 and is the co-founder and Managing Director of FiveWire Media Ventures, LLC, an entity formed for the purpose of investing in the Company (“FiveWire”). He has served as the Company’s Chief Executive Officer since its founding in 2010. Prior to co-founding FiveWire in January 2009, Mr. Price was a Senior Managing Director at New York-based private equity firm Centerbridge Partners from 2006 to January 2009 and, before that, he held a similar position at Spectrum Equity Investors from 2004 to 2006. Before joining the private equity business, Mr. Price served in the Pentagon as Deputy Assistant Secretary of Defense (Spectrum, Space, and Communications) from 2001 to 2004. Prior to joining the Pentagon, he served as President and CEO of LiveWire Ventures from 1998 to 2001, a software and services company he founded in 1998 with Mr. Rosenstein. Mr. Price was also formerly the President and CEO of PriCellular Corporation, a publicly traded cellular phone operator focused on small to mid-sized markets, which was sold in 1998 for $1.4 billion. Earlier in his career, Mr. Price worked as an attorney at Davis, Polk & Wardwell and as an investment banker at Goldman Sachs. Mr. Price graduated magna cum laude from Brown University where he was elected Phi Beta Kappa, and earned a J.D. from the Columbia

University School of Law. Mr. Price is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and with the Company in particular, and his extensive management experience.

B. James Ford. Mr. Ford joined Townsquare’s Board in 2010. Mr. Ford has been a Senior Advisor of Oaktree since 2016. Prior thereto, Mr. Ford was Managing Director and Portfolio Manager of Oaktree’s Global Principal Group where he was responsible for overseeing all activities of the Global Principal Group, including investment commitments and approvals, client relations and administrative and personnel-related matters. Mr. Ford joined Oaktree in 1996, and was involved in sourcing and executing a number of the firm’s most significant investments and led the group’s efforts in the media and energy sectors prior to being named a portfolio manager in 2006. Mr. Ford has worked extensively with a variety of Oaktree portfolio companies, including serving on the boards of directors of Contango Oil & Gas Co. and EXCO Resources, on which he currently serves, as well as numerous private companies. Mr. Ford earned a B.A. in Economics from the University of California at Los Angeles and an M.B.A. from the Stanford University Graduate School of Business. He serves as an active member of the Board of the Children’s Bureau and the Advisory Council of the Stanford Graduate School of Business. Through his role at Oaktree and his service as a director of multiple public and private companies, Mr. Ford brings to our Board investment and financial experience, experience analyzing risks and strategy of energy investments, and guidance regarding corporate governance matters.

Gary Ginsberg. Mr. Ginsberg joined Townsquare’s Board in 2010. Mr. Ginsberg is the Executive Vice President of Corporate Marketing and Communications at Time Warner Inc. Before joining Time Warner in February 2010, Mr. Ginsberg was the Executive Vice President of Global Marketing and Corporate Affairs at News Corporation. Mr. Ginsberg coordinated and executed the Company’s global marketing and investor relations programs, as well as its corporate affairs, strategic communications and philanthropic efforts. Mr. Ginsberg joined News Corporation in 1999 as Executive Vice President of Corporate Communications. He was appointed to the Company’s Executive Management Committee in 2000 and to the seven-member Office of the Chairman in 2007. Prior to News Corp., Mr. Ginsberg was a managing director at the New York-based strategic consulting firm of Clark & Weinstock. Previously, he was a senior editor and counsel at George, the monthly political magazine, and a former Assistant Counsel to President Clinton. Mr. Ginsberg began his professional career as an attorney with Simpson Thacher & Bartlett. He is a graduate of the Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. He received his undergraduate degree magna cum laude from Brown University, where he was elected to Phi Beta Kappa. Mr. Ginsberg is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and his strong background in corporate strategy and business development. Mr. Ginsberg has been chosen to preside at all executive sessions of the Board.

David Lebow. Mr. Lebow joined Townsquare’s Board in 2010. Mr. Lebow is an investor, advisor and independent management consultant. Most recently, Mr. Lebow was Chief Revenue Officer at YP, overseeing a 3,000 person sales organization, until April 2017. Prior to joining YP in December 2012, Mr. Lebow served as President-Revenue of Group Commerce in NYC, a role he assumed in June 2011. He served as Acting Chief Executive Officer and a director of Oberon Media, Inc. from October 2010 through February 2011 and served as Chief Executive Officer/President of Internet Broadcasting Systems, from July 2007 through June 2010. He also served as a board member of Internet Broadcasting Systems. Mr. Lebow was Executive Vice President and General Manager of AOL Media Networks from 2002 to 2007. In this role, he oversaw the AOL Commerce business, AOL’s advertising operations, and played a large role transforming AOL from a dialup ISP into a consumer web portal. He served as senior vice president of Emmis Communications, a diversified media company. He also oversaw media properties for AMFM/Chancellor Media. In January 2010, he was elected to the Ithaca College Board of Trustees where he serves as Vice Chairman. Mr. Lebow graduated from Ithaca College in 1983 with a degree in broadcast communications management. Mr. Lebow is qualified to serve on Townsquare’s Board due to his substantial experience in the Company’s industry and his management experience.

David Quick. Mr. Quick joined Townsquare’s Board in 2010. Mr. Quick is a Managing Director at Oaktree. Prior to joining Oaktree in 2004, Mr. Quick spent two years as an Investment Banking Analyst at UBS in Los Angeles, gaining experience in mergers and acquisitions, leveraged buyouts, initial public offerings and debt financings. Prior experience includes internships at Johnson Controls, Inc. and Paine Webber, Inc. Mr. Quick received a B.B.A. degree with distinction with an emphasis in finance and accounting from the School of Business Administration at the University of Michigan. Mr. Quick is qualified to serve on Townsquare’s Board due to his substantial finance and investment banking experience.

Corporate Governance
The Board. Townsquare’s Board consists of six directors. The authorized number of directors is seven, and may be changed by resolution of the Board. Vacancies on the Board can be filled by a resolution of the Board. The Board is divided into three classes, each serving staggered, three-year terms:

•	our Class I directors are Mr. Ford and Mr. Lebow;

•	our Class II directors are Mr. Price, Mr. Quick and Mr. Ginsberg; and

•	our Class III director is Mr. Kaplan.

As a result, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.
The Board met in person a total of three times during 2016. The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment, and affiliations, the Board has determined that Mr. Ginsberg, Mr. Lebow and Mr. Ford do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange (“NYSE”). In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”
Board Leadership Structure. Steven Price, one of our founders and our Chief Executive Officer, serves as Chairman of our Board and presides over meetings of the Board, and holds such other powers and carries out such other duties as are customarily carried out by the Chairman of our Board. The Company believes that this leadership structure is appropriate in light of the valuable insight Mr. Price brings to our Company and our Board based on his perspective and experience as one of our founders and our Chief Executive Officer, as well as his substantial experience in the Company's industry. The Company does not have a lead independent director, but, as noted above, the Board has determined that Mr. Ginsberg, Mr. Lebow and Mr. Ford are each “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. Generally, every regular meeting of our Board includes a meeting of our independent directors without management present.
Controlled Company. Certain funds managed by Oaktree control a majority of the voting power of the Company’s outstanding common stock. As a result, the Company is a “controlled company” under the New York Stock Exchange corporate governance standards. As a controlled company, exemptions under the standards free the Company from its obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the Board be “independent directors,” as defined under the rules of the New York Stock Exchange;

•
that the Company have, to the extent applicable, a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the Compensation Committee and Nominating and Corporate Governance Committee.

Since the Company has availed itself of the “controlled company” exception under the rules of the New York Stock Exchange, the Company does not have a majority of independent directors on the Board and the Compensation Committee and Nominating and Corporate Governance Committee are not composed entirely of independent directors. These exemptions do not modify the independence requirements for the Audit Committee, which is compose entirely of independent directors.
There are no family relationships among the Company’s executive officers and directors.
Board Committees. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that all Audit Committee members are independent under applicable NYSE and SEC rules for committee memberships. The members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Steven Price	—	—	Chair
B. James Ford	Chair	—	—
Gary Ginsberg	Member	Member	Member
Stephen Kaplan	—	—	—
David Lebow	Member	Member	—
David Quick	—	Chair	Member

Audit Committee. The Audit Committee is responsible for, among other matters: (1) appointing, compensating; retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm; (2) discussing with the Company’s independent registered public accounting firm their independence from management; (3) reviewing with the Company’s independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual consolidated financial statements that the Company files with the SEC; (6) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and approving related person transactions. The Audit Committee is currently comprised of Mr. Ford (Chair), Mr. Ginsberg and Mr. Lebow. Townsquare believes that Mr. Ford meets the definition of Audit Committee Financial Expert and that the composition of the Audit Committee meets the requirements for independence and financial literacy under the applicable requirements of the SEC rules and regulations. The Audit Committee met a total of four times during 2016. The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement.

Compensation Committee. The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of the Company’s directors, chief executive officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between the Company and its executive officers; and (4) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee is currently comprised of Mr. Quick (Chair), Mr. Ginsberg and Mr. Lebow. The Compensation Committee met once during 2016.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying and recommending candidates for membership on the Board, including nominees recommended by stockholders, (2) reviewing and recommending the composition of Board committees, (3) overseeing the Company’s code of business conduct and ethics, corporate governance guidelines and reporting and (4) making recommendations to the Board concerning governance matters. The Nominating and Corporate Governance Committee is currently comprised of Mr. Price (Chair), Mr. Ginsberg and Mr. Quick. The Nominating and Corporate Governance Committee did not meet during 2016. After the end of the fiscal year, the Nominating and Corporate Governance Committee recommended to the full Board the nominee named in this Proxy Statement for reelection to the Board.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters adopted by the Board. These charters and the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available at www.townsquaremedia.com/equity-investors/corporate-governance-documents. The information on the Company’s website is not intended to form a part of or be incorporated by reference into this Proxy Statement.

During 2016, each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by each of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board on which such person served during the period such person served.

Risk Oversight. The Board has delegated oversight of Townsquare’s risk management process to the Audit Committee. The other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. Townsquare’s management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Code of Ethics. Townsquare has adopted a written Code of Business Conduct and Ethics (“Code of Business Conduct”) which applies to all of its directors, officers and other employees, including its principal executive officer, principal financial officer and controller. In addition, Townsquare has adopted a written Code of Ethics for the Chief Executive Officer and Senior Financial Officers (“Code of Ethics”) which applies to its principal executive officer, principal financial officer, controller and other designated members of the Company’s management. Copies of each code are available on the Company’s corporate website www.townsquaremedia.com. The information contained on the Company’s website does not constitute a part of this Proxy Statement. The Company will provide any person, without charge, upon request, a copy of the Company’s Code of Business Conduct or Code of Ethics. Such requests should be made in writing to the attention of General Counsel at the following address: 240 Greenwich Avenue, Greenwich, Connecticut 06830.
Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors and officers and holders of greater than ten percent of a registered class of the Company's equity securities were timely met during 2016.
Review, Approval or Ratification of Transactions with Related Persons. The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the party to the transaction has or will have a direct or indirect interest.
Considerations in Evaluating Director Nominees. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider the current size and composition of the Board and the needs of the Board and the respective committees of the Board. Some of the qualifications that the Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to the Board and the management of the Company based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all board of director and committee responsibilities. Members of the Board are expected to prepare for, attend, and participate in all board of director and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. Although the Board does not maintain a specific policy with respect to board diversity, the Board believes that it should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints.
The Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, the Nominating and Corporate Governance Committee recommends to the full Board the director nominees for selection.
Compensation Committee Interlocks and Insider Participation. None of the Company’s executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.
Communications with the Board. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at 240 Greenwich Avenue, Greenwich, Connecticut 06830, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.
Director Independence. The Board has determined that three of the Company's directors, including Mr. Ginsberg, Mr. Lebow and Mr. Ford, satisfy the listing standards for independence of the New York Stock Exchange and Rule 10A-3 under the Exchange Act.

Compensation of the Board
The information contained in “Executive Compensation-Compensation of Directors” is incorporated herein by reference.
Executive Officers
The following sets forth information regarding executive officers of the Company. Biographical information pertaining to Mr. Price, who is both a director and an executive officer of the Company, can be found in the section entitled “Directors.”

Name	Age as of the Annual Meeting	Position with the Company
Steven Price	55	Chairman and Chief Executive Officer
Stuart Rosenstein	56	Executive Vice President and Chief Financial Officer
Bill Wilson	49	Executive Vice President and Chief Content and Digital Officer
Erik Hellum	52	Executive Vice President
Dhruv Prasad	39	Executive Vice President, Live Events
Mark Stewart	57	Executive Vice President and Chief Strategic Officer
Scott Schatz	38	Executive Vice President, Finance, Operations and Technology
Claire Yenicay	33	Executive Vice President, Investor Relations and Corporate Communications
Michael Josephs	41	Executive Vice President, Business Development and Mergers & Acquisitions
Christopher Kitchen	44	Executive Vice President and General Counsel
Stuart Rosenstein. Mr. Rosenstein co-founded Townsquare in May 2010 and is the Co-Founder and Managing Director of FiveWire, an entity formed for the purpose of investing in the Company. Prior to co-founding FiveWire in January 2009, Mr. Rosenstein was previously the owner and managing principal from 2004 to January 2009 of AMG Financial, a private lending firm that extended financing and provided collateralized loans and other services principally to the real estate industry. Prior to founding AMG Financial in 2005, he co-founded LiveWire Ventures in 1998 with Mr. Price and served as the company’s Executive Vice President and Chief Financial Officer. Prior to that, he served as the Executive Vice President and Chief Financial Officer of PriCellular Corporation. Mr. Rosenstein started his career at Ernst & Young and was a senior manager at the firm until leaving to join PriCellular in 1990. Mr. Rosenstein earned his B.S. magna cum laude in Business Administration (Accounting) from the State University of New York at Buffalo. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New York Society of Certified Public Accountants.
Bill Wilson. Mr. Wilson joined Townsquare in September 2010. Previously, Mr. Wilson was President of AOL Media from 2006 to May 2010 where he had overall responsibility for the Company’s global content strategy. In his nine years at AOL, he also served in a number of roles including President, AOL Programming & Studios and Executive Vice President, AOL Programming. Under his leadership, AOL’s content sites grew to reach more than 75 million monthly unique visitors domestically and over 150 million worldwide. Prior to joining AOL in 2001, Mr. Wilson served as Senior Vice President for Worldwide Marketing at Bertelsmann Music Group (BMG), where he was responsible for worldwide marketing including artist, digital and non-traditional marketing across over 50 countries for the world’s biggest artists including Christina Aguilera, Dave Matthews Band, Outkast, Whitney Houston and Santana. Mr. Wilson started his career at BMG subsidiary Arista Records where he was a product manager working with artists across numerous genres including Notorious B.I.G., Kenny G, Sarah McLachlan and Spiritualized. Mr. Wilson graduated summa cum laude from the State University of New York at Stony Brook with a B.A. in economics and a B.S. in business management and earned an M.B.A. with honors in finance and marketing from Rutgers University’s Graduate School of Management.
Erik Hellum. Mr. Hellum joined Townsquare in August 2010 following the acquisition of GAP Radio Broadcasting, where he served as President of GAP West from May 2008 to August 2010. Prior to joining GAP West, Mr. Hellum worked at Bonneville International Communications, where he was Vice President/Market Manager of WIL/WRTH in St. Louis, MO from October 2002 to November 2004 and spent 4 years as Vice President/Market Manager of KTAR AM/FM and KPKX in Phoenix, AZ from November 2004 to April 2008. Previously, Mr. Hellum was Vice President-Sales for AM/FM and oversaw Clear Channel’s early cross-platform sales efforts. He began his career at Katz Radio, where he held positions of increasing responsibility in Boston, Philadelphia, Chicago, Los Angeles, and New York. Mr. Hellum received a B.A. from the University of Wisconsin.

Dhruv Prasad. Mr. Prasad co-founded Townsquare in May 2010 and is a Managing Director of FiveWire, an entity formed for the purpose of investing in the Company, which he joined in June 2009. Prior to joining FiveWire, Mr. Prasad spent nearly a decade in private equity investing and corporate finance, completing transactions in media, communications, financial services, real estate, and energy/infrastructure. Most recently, he was with Thomas H. Lee Partners from August 2007 to June 2009, a $22 billion global private equity firm based in Boston. Previously, Mr. Prasad worked at Spectrum Equity Investors from 2003 through 2005, where he first worked directly with Mr. Price. He began his career in the investment banking division of Salomon Smith Barney, where he worked in New York and Hong Kong. Mr. Prasad received an A.B. cum laude from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania.
Mark Stewart. Mr. Stewart joined Townsquare Media in May 2012 from Kraft Foods where he held the position of Vice President Global Media. In this position, Mr. Stewart managed over $2 billion in media spending, contemporized their approach and drove a dramatic increase in digital investment. Prior to joining Kraft Foods in 2009, Mr. Stewart was Executive Vice President and Managing Director, OMD N.Y., where he oversaw all client and business activities. Prior to joining OMD, Mr. Stewart spent 10 years with McCann Worldgroup where he held the positions of Media Director; Managing Director, Universal McCann North America; and Chief Strategy Officer, Universal McCann Worldwide. Mr. Stewart founded and managed Media First International and he has held various executive positions at J. Walter Thompson in both New York and Sydney, Australia. Mr. Stewart was named Adweek Magazine’s “Media Director of the Year” and “Media Maven” by Ad Age Magazine. He has served on the 4A’s Media Policy Council, the ANA Media Leadership Committee, was Jury President at the 2005 Cannes International Advertising Festival, and currently sits on the board of the Wharton School Future of Advertising Program.
Scott Schatz, Executive Vice President, Finance, Operations, and Technology. Mr. Schatz co-founded Townsquare in May 2010 and is a Principal of FiveWire, an entity formed for the purpose of investing in the Company, which he joined in March 2009. Prior to joining FiveWire, Mr. Schatz spent nearly a decade advising companies on valuations, mergers and acquisitions, and capital raises. Most recently he worked in Bear Stearns’ Technology, Media & Telecom Investment Banking Group where he was responsible for the execution of mergers and acquisitions and capital raising transactions for clients such as Freescale, NTELOS, Cablevision, Digitas and Valassis Communications. Prior to joining Bear Stearns, Mr. Schatz worked as an associate at Brown Brothers Harriman in its Mergers and Acquisitions Group where he was primarily responsible for advising owners of closely held firms in various industries, including: health care services, medical technology, telecom services, marketing & information services and other outsourced business services. Mr. Schatz began his career as an analyst at J.P. Morgan in its Technology, Media & Telecom Investment Banking Group. Mr. Schatz received a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.
Claire Yenicay, Executive Vice President, Investor Relations and Corporate Communications. Ms. Yenicay joined Townsquare in June 2011.  Prior to her current position, she focused on business development and mergers and acquisitions at Townsquare, assisting the Company in completing transactions totaling more than $500 million in aggregate value. Previously, Ms. Yenicay was employed at Oak Hill Capital Partners, a private equity company with more than $8 billion of capital commitments.  While at Oak Hill, Ms. Yenicay held the position of Associate in the Business and Financial Services Group, where she advised companies in an array of industries including business process outsourcing, equipment rental and third party logistics services.  Prior to joining Oak Hill, Ms. Yenicay worked in the investment banking division of Merrill Lynch, focused on mergers and acquisitions and capital raising for telecom, media and entertainment companies. Ms. Yenicay received a B.S. magna cum laude from Georgetown University.
Michael Josephs, Executive Vice President, Business Development and Mergers & Acquisitions. Mr. Josephs joined Townsquare in March 2013 and has led the Company’s efforts in pursuit of non-traditional acquisition opportunities. Previously, Mr. Josephs was a Managing Director at MESA Securities, an investment bank solely focused on the media and entertainment industry. While at MESA, he sourced and led advisory and financing opportunities for early and growth stage clients. Prior to MESA, he spent ten years in the investment banking divisions of Credit Suisse and Merrill Lynch executing mergers and acquisitions as well as financing transactions for large cap media and entertainment companies. During his tenure as an investment banker he executed transactions for clients such as Cablevision, Liberty Media, McClatchy, The Thomson Corporation, Univision, Viacom, Vivendi, and YP Holdings. He was named to the Multichannel News 2013 Money All Star list.  Mr. Josephs received a BBA, with Distinction, from the University of Michigan Business School.
Christopher Kitchen, Executive Vice President and General Counsel. Mr. Kitchen joined Townsquare in August 2015. Previously, Mr. Kitchen was an attorney with the law firm Kirkland & Ellis LLP, where he joined as an associate in 2004 and later served as partner from October 2010, until his departure in August 2015. While at Kirkland, Mr. Kitchen represented public and private companies, including several in the communications industry, in a wide variety of transactions, as well as in securities law, corporate governance and general corporate matters. Mr. Kitchen received a B.S. in biochemistry from the University of Illinois and a J.D. from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of the Company’s Class A, Class B and Class C common stock as of April 7, 2017 for:

•	each beneficial owner of more than 5% of any class of the Company’s outstanding shares;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Securities which may be beneficially acquired within 60 days of April 7, 2017 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 13,810,113 shares of Class A common stock, 3,022,484 shares of Class B common stock, and 1,636,341 shares of Class C common stock outstanding as of April 7, 2017.
Shares of Common Stock Owned

	Class A(2)		Class B(2)			Class C(2)		Total(3)
Name of Beneficial Owner(1)	Number	Percentage	Number	Percentage		Number	Percentage	Number	Percentage
5% Stockholders
Certain funds managed by Oaktree (4)	10,410,204	46.0%	2,151,373	71.2%		—	—	12,561,577	46.0%
The Madison Square Garden Company (5)	3,208,139	23.2%	—	—	—	—	—	3,208,139	17.4%
Funds affiliated with MSD Capital Management(6)	—	—	—	—		1,636,341	100.0%	1,636,341	8.9%

Non-Employee Directors
B. James Ford (4)	—	—	—	—		—	—	—	—
Gary Ginsberg (7)	39,856	*	—	—		—	—	39,856	*
Stephen Kaplan (4)	—	—	—	—		—	—	—	—
David Lebow (8)	44,556	*	—	—		—	—	44,556	*
David Quick (4)	—	—	—	—		—	—	—	—

Executive Officers
Steven Price (9)	110,737	*	2,624,940	53.1%		—	—	2,735,677	13.4%
Stuart Rosenstein (10)	5,500	*	1,074,979	26.6%		—	—	1,080,479	5.5%
Bill Wilson (11)	692,237	4.8%	—	—		—	—	692,237	3.6%
All Directors and Current Executive Officers as a Group (15 persons) (12)	1,416,956	9.5%	4,572,808	67.6%		—	—	5,989,764	25.7%
* Represents less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Townsquare Media, Inc., 240 Greenwich Avenue, Greenwich, Connecticut 06830.

(2)
Holders of Class C common stock are not entitled to vote on matters to be voted upon by shareholders generally, whereas each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. Holders of Class B common stock and Class C common stock are each entitled to a separate class vote on any amendment of any specific rights of the holders of Class B common stock or Class C common stock, respectively, that does not similarly affect the rights of the holders of Class A common stock. In connection with the transfer of shares of Class B common stock, unless the transferee is an affiliate or related party of Oaktree or FiveWire, an investment vehicle controlled by certain members of management, such transferred shares automatically convert into an equal number of shares of Class A common stock. In connection with the transfer of shares of Class C common stock, unless prior to such transfer, the transferor or transferee sends a notice to the Company requesting that the shares of Class C common stock remain shares of Class C common stock following such transfer, such transferred shares will automatically convert into an equal number of shares of Class A common stock. Each holder of Class B common stock or Class C common stock is entitled to convert at any time all or any part of such holder’s shares of Class B common stock or Class C common stock, as applicable, into an equal number of shares of Class A common stock. However, to the extent that such conversion or transfer would result in the holder or transferee holding more than 4.99% of the Class A common stock following such conversion or transfer, the holder or transferee shall first deliver to the Company an ownership certification for the purpose of enabling the Company (i) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC rules and regulations and (ii) to seek any necessary approvals from the FCC or the United States Department of Justice. The Company, however, is not required to convert any share of Class B common stock or Class C common stock if the Company in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act.

(3)	Aggregate beneficial ownership of shares of Class A common stock, Class B common stock and Class C common stock.

(4)
Includes 1,513,122 shares of Class B common stock and warrants to purchase 6,199,826 shares of Class A common stock, which will be immediately exercisable for a de minimis exercise price per share, directly beneficially owned by OCM POF IV AIF GAP Holdings, L.P. (“GAP Holdings”) and 1,595,224 shares of Class A common stock, 638,251 shares of Class B common stock and warrants to purchase 2,615,154 shares of Class A common stock directly beneficially owned by OCM PF/FF Radio Holdings PT, L.P. (“Radio Holdings”). Oaktree Capital Group Holdings GP, LLC (“OCGH”) is the general partner of Oaktree Capital Group Holdings, L.P. (“Capital Group LP”). Capital Group LP is the sole voting shareholder of Oaktree AIF Holdings, Inc. (“AIF Holdings”). AIF Holdings is the general partner of Oaktree AIF Investments, L.P. (“AIF Investments”). AIF Investments is the general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”). Oaktree GP III is the sole member of Oaktree Fund GP AIF, LLC (“Fund GP AIF LLC”). Fund GP AIF LLC is the general partner of Oaktree Fund AIF Series, L.P.-Series B (“Series B”), Oaktree Fund AIF Series, L.P.-Series I (“Series I”) and Oaktree Fund AIF Series, L.P.-Series D (“Series D”). Series B is the general partner of OCM Principal Opportunities Fund IV AIF (Delaware), L.P. (“Principal Opportunities”). Principal Opportunities is the sole member of OCM/GAP Holdings IV, LLC (“OCM/GAP”). OCM/GAP is the general partner of GAP Holdings. Series I and Series D are general partners of Radio Holdings. OCGH is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone (each, an “OCGH Member” and, collectively, the “OCGH Members”). In such capacity, the OCGH Members may be deemed indirect beneficial owners of the securities directly beneficially owned by GAP Holdings and Radio Holdings. These securities also may be deemed beneficially owned by Mr. Quick by virtue of being an officer of Oaktree Capital Management, L.P., which manages the investments of Principal Opportunities. Except to the extent of their respective pecuniary interest, each OCGH Member and each of the general partners, managers, officers and members described above disclaims beneficial ownership of these securities. The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(5)
These shares are directly held by Madison Square Garden Investments, LLC. Madison Square Garden Investments, LLC is a direct wholly-owned subsidiary of MSG Ventures Holdings, LLC. MSG Ventures Holdings, LLC is a direct wholly-owned subsidiary of MSG Entertainment Holdings, LLC. MSG Entertainment Holdings, LLC is a direct wholly-owned subsidiary of MSG Sports & Entertainment, LLC. MSG Sports & Entertainment, LLC is a direct wholly-owned subsidiary of The Madison Square Garden Company. The address for each of these entities is Two Pennsylvania Plaza, New York, NY 10121.

(6)
Includes 189,493 shares of Class C common stock directly beneficially owned by SOF Investments, L.P. (“SOF Investments”) and 1,446,848 shares of Class C common stock directly beneficially owned by SOF Investments, L.P. - Private V (“SOF Private V”).  MSD Capital, L.P. (“MSD Capital”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own, the securities beneficially owned by, SOF Investments and SOF Private V.  MSD Capital Management LLC (“MSD Capital Management”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital.  Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management. Each of Glenn R. Fuhrman, John C. Phelan and Marc R. Lisker is a manager of, and may be deemed to have or share voting and/or dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital Management.  Each of Messrs. Fuhrman, Phelan and Lisker disclaims beneficial ownership of such securities except to the extent of any pecuniary interest therein.  The address for all of the entities and individuals identified above is c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, New York 10012.

(7)
Includes 26,057 shares of Class A common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Also includes 10,000 shares of Class A common stock that can be acquired upon the exercise of options that were fully vested and exercisable upon grant.

(8)
Includes 26,057 shares of Class A common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Also includes 10,000 shares of Class A common stock that can be acquired upon the exercise of options that were fully vested and exercisable upon grant.

(9)
Includes 574,980 shares of Class B common stock held by FiveWire. Mr. Price is the Managing Member of FiveWire, and as a result may be deemed to have beneficial ownership of the shares held by it. Includes 50,000 shares of Class A common stock held by The Price 1998 Descendant's Trust. Mr. Price, as a trustee of the foregoing trust, may be deemed to have beneficial ownership of the shares of Class A common stock held by the trust. Mr. Price disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. Also includes 1,924,019 shares of Class B common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Pursuant to the Stockholders’ Agreement between Oaktree, FiveWire, Mr. Price, Mr. Rosenstein and certain other executive officers (the “Stockholders’Agreement”), FiveWire, Mr. Price, Mr. Rosenstein and certain other executive officers have granted an irrevocable proxy to Oaktree to vote their shares of Class B common stock, subject to certain ownership thresholds of Oaktree.

(10)
Mr. Rosenstein is a Member of FiveWire and accordingly may be deemed to share in the voting and dispositive power of the shares owned by such entity. Mr. Rosenstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 1,012,009 shares of Class B common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Pursuant to the Stockholders’ Agreement, FiveWire, Mr. Rosenstein, Mr. Price and certain other executive officers have granted an irrevocable proxy to Oaktree to vote their shares of Class B common stock, subject to certain ownership thresholds of Oaktree.

(11)	Includes 556,005 shares of Class A common stock that can be acquired upon the exercise of options that are exercisable upon grant but subject to certain transfer restrictions.

(12)
Includes 1,116,295 shares of Class A common stock and 3,745,035 shares of Class B common stock that can be acquired upon the exercise of options that are exercisable upon grant but subject to certain transfer restrictions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Second Amended and Restated Registration Agreement

In connection with the Company's initial public offering of shares of Class A common stock in July 2014 (the “IPO”), the Company entered into the Second Amended and Restated Registration Agreement with certain funds managed by Oaktree and certain other of the Company’s equity holders. Under the agreement, Oaktree has the ability to cause Townsquare to register shares of Class A common stock held by Oaktree. In addition, Oaktree and certain other equity holders have the right to participate in certain registrations by Townsquare of its equity securities.

Stockholders’ Agreement

In connection with the IPO, Townsquare entered into a Stockholders’ Agreement with Oaktree, FiveWire and certain executive officers, including Steven Price, Stuart Rosenstein, Dhruv Prasad and Scott Schatz (the “FiveWire Holders”). Under this agreement, certain funds managed by Oaktree will have the right to designate three director designees to the Board so long as Oaktree beneficially owns at least 33.3% of the number of shares of common stock it held immediately following the IPO. Each of the directors designated by Oaktree has two votes on each matter until Oaktree ceases to beneficially own at least 70.0% of the number of shares of common stock it held immediately following the IPO.

In addition, for so long as Oaktree beneficially owns at least one-third of the number of shares of common stock it held immediately following the IPO, each FiveWire Holder will take all necessary actions to cause the election of such Oaktree director designees.

Furthermore, pursuant to the Stockholders’ Agreement, each FiveWire Holder has granted to Oaktree an irrevocable proxy to vote their shares of Class B common stock, which shall remain in effect for so long as Oaktree beneficially owns at least 50% of the number of shares of common stock it held immediately following the IPO. Such proxy is assignable by Oaktree to any single transferee, or group of affiliated transferees, of all of the shares of common stock beneficially owned by Oaktree immediately following the IPO.

Selldown Agreement

In connection with the IPO, Townsquare entered into the Selldown Agreement, pursuant to which the FiveWire Holders and certain other members of management are subject to certain restrictions on sales of the common stock held by them. Pursuant to the terms of the Selldown Agreement, the FiveWire Holders and management members are generally restricted from transferring a specified percentage (which is expected to range between 50% and 100%) of the shares of common stock held by them at the closing of the IPO. If Oaktree sells a portion of the shares of common stock or warrants to purchase common stock that it holds (the percentage of shares and warrants, collectively, held by Oaktree at such time that it sells in such a transaction, referred to as the “Sale Percentage”), the FiveWire Holders and management members are permitted to sell a percentage of the shares of common stock and warrants held by them, up to an amount equal to the Sale Percentage. Under the Selldown Agreement, approximately 50%, 100%, and 100% of the shares of Class B common stock held by FiveWire, Mr. Price and Mr. Rosenstein, respectively, are subject to the foregoing restrictions on transfer, and approximately 57% of the shares of Class A common stock held by Mr. Wilson are subject to these restrictions. The Selldown Agreement will terminate on the earlier of (i) the date that Oaktree no longer holds at least 10% of the shares of common stock and warrants exercisable for common stock, collectively, held by Oaktree immediately following closing of the IPO, and (ii) the third anniversary of the closing of the IPO.

Outstanding Warrants

The Company has issued warrants exercisable shares of Class A common stock to certain of its investors, including funds advised by Oaktree. The warrant holders are entitled to substantially identical economic rights as if they held the underlying shares of Class A common stock and are also entitled to antidilution rights in certain events, including but not limited to stock dividends, splits or combinations. Each warrant entitles the holder to one share of Class A common stock for an exercise price of $0.0001 per share, and are exercisable at the holder’s option at any time upon delivery, prior to the expiration date, of the warrant, accompanied by payment of the exercise price for the number of shares with respect to which the warrant is being exercised. The Company currently has approximately 9.0 million warrants to purchase Class A common stock outstanding.

Indemnification of Directors and Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company also intends to enter into indemnification agreements with future directors and executive officers.

Board Observer Rights

In connection with the purchase by The Madison Square Garden Company (“MSG”) of the shares of common stock previously held by GE Capital, the Company granted MSG the right to have one observer attend meetings of the Board and its committees, for so long as MSG and its affiliates collectively own at least 75% of the number of shares of common stock, of the Company that MSG and its affiliates held as of the date of MSG’s purchase. The Company also agreed to indemnify MSG’s Board observer to the same extent and in the same manner as the Company indemnifies its non-employee members of the Board.

EXECUTIVE COMPENSATION
The following discussion and tabular disclosure describes the material elements of compensation for the Company’s most highly compensated executive officers as of December 31, 2016 (collectively, the “NEOs”). The NEOs for 2016 were Steven Price, Stuart Rosenstein and Bill Wilson.
Summary Compensation Table
The following table sets forth information concerning the total compensation received by, or earned by, each of the NEOs during the past three fiscal years.

Name and principal position	Year	Salary	Bonus(1)	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified deferred Compensation earnings	All Other Compensation(2)	Total
Steven Price, Chairman and Chief Executive Officer(3)	2016	$750,000	$425,000	—		$1,472,311	(4)	—	—	$84,457	$2,731,768
	2015	$575,000	$573,333	—		$412,076		—	—	$78,913	$1,639,322
	2014	$450,000	$600,000	$1,385,351	(5)	$8,536,409	(6)	—	—	$84,610	$11,056,370
Stuart Rosenstein, Executive Vice President and Chief Financial Officer	2016	$700,000	$425,000	—		$892,878	(4)	—	—	$94,921	$2,112,799
	2015	$525,000	$571,345	—		$412,076		—	—	$89,738	$1,598,159
	2014	$400,000	$600,000	$692,670	(5)	$4,268,202	(6)	—	—	$84,610	$6,045,482
Bill Wilson, Executive Vice President and Chief Content and Digital Officer	2016	$850,000	$450,000	—		$514,039	(4)	—	—	$31,353	$1,845,392
	2015	$783,000	$417,000	—		$412,076		—	—	$31,310	$1,643,386
	2014	$650,000	$450,000	$378,248	(7)	$2,134,103	(8)	—	—	$62,740	$3,675,091

(1)	The bonuses paid to Mr. Price, Mr. Rosenstein and Mr. Wilson are discretionary cash bonuses granted by the Board based upon an annual review of their performance for the year.

(2)
The narrative and chart below under “All Other Compensation” sets forth information regarding all other types of compensation provided to Mr. Price, Mr. Rosenstein and Mr. Wilson for the fiscal years ended December 31, 2016, 2015 and 2014.

(3)	Mr. Price also serves as the Chairman of the Board, but receives no compensation for such service on the Board.

(4)
These amounts reflect (i) the grant date fair value of stock options granted during 2016 and (ii) the incremental fair value received due to the Company’s stock option repricing, which became effective on January 3, 2017, in each case computed in accordance with Topic 718 of FASB ASC. The incremental fair value received as a result of the Company’s stock option repricing for each NEO is as follows: Mr. Price received $878,160 in incremental fair value, Mr. Rosenstein received $476,972 in incremental fair value and Mr. Wilson received $276,379 in incremental fair value. The assumptions made in the valuation of these awards are set forth in Note 8 (“Stockholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2016 Annual Report on Form 10-K. See the discussion of the Company’s stock option repricing on page 18.

(5)
Represents the value of shares of Class B common stock granted to Mr. Price and Mr. Rosenstein upon the conversion of Townsquare Media, LLC to Townsquare Media, Inc., in connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC.

(6)
Represents the value of options to purchase shares of Class B common stock granted to Mr. Price and Mr. Rosenstein upon the conversion of Townsquare Media, LLC to Townsquare Media, Inc., in connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC.

(7)
Represents (a) the value of shares of Class A common stock granted to Mr. Wilson upon the conversion of Townsquare Media, LLC to Townsquare Media, Inc., in connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC and (b) the value of a separate stock award to Mr. Wilson in January 2014.

(8)
Represents the value of options to purchase shares of Class A common stock granted to Mr. Wilson upon the conversion of Townsquare Media, LLC to Townsquare Media, Inc., in connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC.

Narrative Disclosure to Summary Compensation Table
Employment Agreements

The Company does not have any employment agreements in place for the NEOs.

Bonus

The bonus awarded to each NEO is a cash bonus awarded annually by the Board that is subject to annual review. The Board, in its sole and complete discretion, determines the amount of the bonus based on employee performance for the year.

Option Repricing

In November 2016, the Board and the holders of a majority of the voting power of the Company’s issued and outstanding shares of common stock approved a one-time stock option repricing program. For each outstanding option to acquire shares of our Class A common stock, and each outstanding stock option to acquire shares of our Class B common stock, granted under the Company’s 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”), in each case with an exercise price in excess of $9.00 per share, the option repricing program authorized a reduction in the exercise price to $9.00 per share or if greater, the closing price of a share of Class A common stock as reported on the New York Stock Exchange on the day the option repricing became effective (the “Option Repricing”). The Option Repricing became effective on January 3, 2017, and the exercise price of each outstanding option with an exercise price in excess of $9.00 per share was amended to $9.63 (the closing price on that day).

As set forth below in the table of Outstanding Awards at Fiscal Year End, the options granted to our NEOs on July 25, 2014 and August 19, 2015 were subject to the Option Repricing and as a result, the exercise prices of such options were amended from $11.00 and $12.27, respectively, to $9.63. The options granted to our NEOs on January 26, 2016 were granted with an exercise price below $9.00 and therefore were not eligible to be amended in connection with the Option Repricing.

All Other Compensation

The Company maintains for the benefit of its United States employees a 401(k) Retirement and Savings Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Townsquare’s employees are eligible for participation in the plan after completing three months of service with the Company once they have attained age 21. Employees may make pre-tax contributions of up to the lesser of 60% of such employee’s compensation or the maximum amount permitted under the Code. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 70.5, disposition of substantially all of the Company’s assets or upon financial hardship. The plan also provides for loans to participants. No loans to executive officers exist as of the date of this filing.

Name	Year	Commuting(1)	Tax Gross-Up Payments(2)	Healthcare Benefits(3)	Total
Steven Price	2016	$18,000	$10,000	$56,457	$84,457
	2015	$18,000	$10,000	$50,913	$78,913
	2014	$18,000	$10,000	$56,610	$84,610
Stuart Rosenstein	2016	$18,000	$10,000	$66,921	$94,921
	2015	$18,000	$10,000	$61,738	$89,738
	2014	$18,000	$10,000	$56,610	$84,610
Bill Wilson	2016	—	—	$31,353	$31,353
	2015	—	—	$31,310	$31,310
	2014	—	$26,095	$36,645	$62,740

(1)
The commuting benefits column represents the annual automobile allowance granted to both Mr. Price and Mr. Rosenstein for the years 2016, 2015 and 2014. Mr. Wilson does not have an automobile allowance.

(2)
Reflects tax gross-up payments to Mr. Price and Mr. Rosenstein in 2016, 2015 and 2014 to offset a tax liability arising from commuting benefits received from the Company. Reflects a tax gross-up payment to Mr. Wilson in 2014 to offset a tax liability arising from an equity award received from the Company in January 2014.

(3)	The healthcare benefits column represents the cost of insurance premiums for the health insurance of Mr. Price, Mr. Rosenstein and Mr. Wilson.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards of the NEOs as of December 31, 2016.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Steven Price	1/26/2016	—	250,000	—	$8.96		1/26/2021	—	—	—	—
	8/19/2015	100,000	—	—	$9.63	(3)	8/19/2025	—	—	—	—
	7/25/2014	1,824,019	—	—	$9.63	(4)	7/25/2024	—	—	—	—
Stuart Rosenstein	1/26/2016	—	175,000	—	$8.96		1/26/2021	—	—	—	—
	8/19/2015	100,000	—	—	$9.63	(3)	8/19/2025	—	—	—	—
	7/25/2014	912,009	—	—	$9.63	(4)	7/25/2024	—	—	—	—
Bill Wilson	1/26/2016	—	100,000	—	$8.96		1/26/2021	—	—	—	—
	8/19/2015	100,000	—	—	$9.63	(3)	8/19/2025	—	—	—	—
	7/25/2014	456,005	—	—	$9.63	(4)	7/25/2024	—	—	—	—

(1)
Each of these options were fully vested upon grant, but remain subject to restrictions on transfer that lapse with respect to 20%, 25%, 25% and 30% of the options and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively.

(2)	Each of these options vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.

(3)	These options were granted at an exercise price of $12.27 per share and subsequently repriced to $9.63 per share pursuant to the Company’s Option Repricing, which became effective on January 3, 2017.

(4)	These options were granted at an exercise price of $11.00 per share and subsequently repriced to $9.63 per share pursuant to the Company’s Option Repricing, which became effective on January 3, 2017.

Options Exercised and Stock Vested
The following table sets forth certain information with respect to the vesting or exercise of stock awards during the fiscal year ended December 31, 2016 with respect to the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven Price	—	—	—	—
Stuart Rosenstein	—	—	—	—
Bill Wilson	—	—	—	—

Annual Performance Bonus Plan

In connection with the IPO, the Company adopted the Townsquare Media, Inc. Annual Performance Bonus Plan (the “Annual Bonus Plan”). The Annual Bonus Plan provides for the grant of bonus awards to employees of the Company and/or its subsidiaries and will be administered by the Compensation Committee. The Compensation Committee will, in its sole discretion, grant bonus awards to participants in whole or in part in cash, common stock or other property, based on any or all of the following: (i) attainment of time-based vesting conditions; (ii) attainment of any performance goal established by the Compensation Committee with respect to any performance period; or (iii) the Compensation Committee’s evaluation of a participant’s individual performance for the Company and/or its subsidiaries. Unless otherwise agreed by the Compensation Committee, an employee must be employed by the Company and/or its subsidiaries on the applicable date of payment of a bonus award in order to receive payment.

2014 Omnibus Incentive Plan

In connection with the IPO, the Company adopted the 2014 Incentive Plan. The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company or its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Incentive Plan. For further information about the 2014 Incentive Plan, please refer to the complete copy of the 2014 Incentive Plan filed as Exhibit 10.8 to Townsquare’s registration statement on Form S-1 (Amendment No. 2) filed on July 14, 2014.

Administration

The 2014 Incentive Plan is administered by the Compensation Committee. Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Incentive Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Incentive Plan as it deems necessary or proper. The Compensation Committee has the authority to administer and interpret the 2014 Incentive Plan, to grant discretionary awards under the 2014 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of common stock to be covered by each award, to make all other determinations in connection with the 2014 Incentive Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the 2014 Incentive Plan to the Company’s executive officers.

Available Shares

The aggregate number of shares of common stock which may be issued or used for reference purposes under the 2014 Incentive Plan or with respect to which awards may be granted may not exceed 12,000,000 shares, including shares of Class A common stock and Class B common stock underlying options granted in connection with the IPO. The number of shares available for issuance under the 2014 Incentive Plan are subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of common stock. In the event of any of these occurrences, the Company may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares that are available for issuance under the 2014 Incentive Plan may be, in whole or in part, either authorized and unissued shares of the Company’s common stock or shares of common stock held in or acquired for the Company’s treasury. In general, if awards under the 2014 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Incentive Plan.

Eligibility for Participation

Members of the Company’s Board, as well as employees of, and consultants to, us or any of the Company’s subsidiaries and affiliates are eligible to receive awards under the 2014 Incentive Plan.

Award Agreement

Awards granted under the 2014 Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.

Stock Options

The Compensation Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of common stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of the Company’s common stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights, (“SARs”), either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable, referred to as a Tandem SAR, or independent of a stock option, referred to as a Non-Tandem SAR. A SAR is a right to receive a payment in shares of common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of the Company’s common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Company’s common stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the 2014 Incentive Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.

Restricted Stock

The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.

Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Code requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and are discussed in general below.

Other Stock-Based Awards

The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the 2014 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of the Company’s common stock or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and discussed in general below.

Other Cash-Based Awards

The Compensation Committee may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.

Performance Awards

The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee may grant performance awards that are intended to qualify as performance based compensation under Section 162(m) of the Code as well as performance based awards that are not intended to qualify as performance based compensation under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.

Performance Goals

The Compensation Committee may grant awards of stock options, restricted stock, performance awards, and other stock-based awards that are intended to qualify as performance based compensation for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the committee: (1) income per share; (2) operating income; (3) gross income; (4) net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) income before interest and taxes; (13) income before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenue; (19) gross revenue; (20) revenue growth; (21) annual recurring revenue; (22) recurring revenue; (23) license revenue; (24) sales or market share; (25) total stockholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (28) the fair market value of a share of common stock; (29) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; or (30) reduction in operating expenses.

To the extent permitted by law, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to the Company’s operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles.

Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee.

In addition, all performance goals may be based upon the attainment of specified levels of the Company’s performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.

Change in Control

In connection with a change in control, as defined in the 2014 Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s common stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of the Company’s common stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may provide for accelerated vesting or lapse of restrictions of an award at any time.

Stockholder Rights

Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of the Company’s common stock covered by any award until the participant becomes the record holder of such shares.

Amendment and Termination

Notwithstanding any other provision of the 2014 Incentive Plan, the Board may at any time amend any or all of the provisions of the 2014 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability

Awards granted under the 2014 Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Recoupment of Awards

The 2014 Incentive Plan provides that awards granted under the 2014 Incentive Plan are subject to any recoupment policy that the Company may have in place or any obligation that it may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC.

Potential Payments or Benefits in Connection With a Change in Control

This section describes the compensation and benefits to which our NEOs would have been entitled under existing plans, arrangements and agreements upon a change in control of the Company as of December 31, 2016. The only such Company plan that provides for payments or benefits to the NEOs in connection with a change in control of the Company is the 2014 Incentive Plan, pursuant to which option awards have been granted in each of 2014, 2015 and 2016. Option awards held by our NEOs are subject to the terms of the 2014 Incentive Plan and are each governed by an award agreement evidencing such award. The award agreements set forth the terms and conditions of each respective option and, among other things, outline the effective of a change in control of the Company on outstanding awards.

The option awards granted to the NEOs in 2014 and 2015 were fully vested upon grant, but remain subject to transfer restrictions that lapse with respect to 20%, 25%, 25% and 30% of the option and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively. Upon a change in control, the transfer restrictions with respect to these options and the underlying shares would lapse in full. Our NEOs also hold option awards granted in 2016. These 2016 options vest in equal portions on each of the third and fourth anniversaries of grant, but are subject to “single-trigger” vesting and would become fully vested and exercisable in the event of a change in control of the Company.

For purposes of the Company’s 2016 option awards and the 2014 Incentive Plan, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a business transaction or a director whose initial assumption of office occurs as a result of either an actual or threatened election or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation; or (iv) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition to a person or persons who beneficially own 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

For purposes of the Company’s 2014 and 2015 equity awards, a “change in control” generally means one of the following: (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Oaktree), becoming the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (iii) a merger or consolidation of the Company or one of its subsidiaries with any other corporation that results in the voting securities of the Company outstanding prior to the transaction no longer representing at least 50% of the combined voting power of the voting securities of the Company or its successor outstanding immediately after such merger or consolidation.

Compensation of Directors

The table below summarizes the compensation earned or paid to Mr. Ford, Mr. Ginsberg, Mr. Kaplan, Mr. Lebow, Mr. Quick, Ms. Miles and Ms. Cannella for fiscal year 2016. Compensation earned or paid to Mr. Price can be found in the section above entitled “Executive Compensation-Summary Compensation Table.”

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
B James Ford(1)	—		—	—		—	—	—	—
Gary Ginsberg	$25,000	(2)	—	$41,263	(3)	—	—	—	$66,263
Stephen Kaplan(1)	—		—	—		—	—	—	—
David Lebow	$25,000	(2)	—	$41,263	(3)	—	—	—	$66,263
David Quick(1)	—		—	—		—	—	—	—
Amy Miles(4)	—		—	$49,100	(3)	—	—	—	$49,100
Margaret Cannella(5)	—		—	—		—	—	—	—

(1)	Mr. Ford, Mr. Kaplan and Mr. Quick are the Oaktree directors and they did not receive any compensation for serving on the Board nor did they receive any grants of stock or options for 2016.

(2)	Mr. Ginsberg and Mr. Lebow each received a fee of $25,000 in 2016 for their service as directors.

(3)
These amounts reflect (i) the grant date fair value of stock options granted during 2016 and (ii) the incremental fair value received due to the Company’s Option Repricing, which became effective on January 3, 2017, in each case computed in accordance with Topic 718 of FASB ASC. The incremental fair value received as a result of the Company’s Option Repricing for each director is as follows: Mr. Ginsberg received $11,462 in incremental fair value, Mr. Lebow received $11,462 in incremental fair value and Ms. Miles received $4,399 in incremental fair value. The assumptions made in the valuation of these awards are set forth in Note 8 (“Stockholders’ Equity”), to the Consolidated Financial Statements in Item 15 to the Company’s 2016 Annual Report on Form 10-K. See the discussion of the Company’s Option Repricing on page 18.

(4)	Ms. Miles resigned from her service as a director on September 6, 2016.

(5)	Ms. Cannella was elected as a director on September 9, 2016 and unexpectedly passed away on November 24, 2016.

AUDIT COMMITTEE REPORT
The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2016. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee consists of three members: Mr. Ford (Chair), Mr. Ginsberg and Mr. Lebow. All of the members are independent directors under the NYSE and SEC audit committee structure and membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at www.townsquaremedia.com/equity-investors/corporate-governance-documents.
In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2016 with the Company’s management and RSM US LLP, the Company’s independent registered public accounting firm (“RSM”) for the year ended December 31, 2016. The Audit Committee has also discussed with RSM the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee also has received and reviewed the written disclosures and the letter from RSM required by applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and has discussed with RSM its independence from the Company.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Submitted by the Members of the Audit Committee

B. James Ford (Chair), Gary Ginsberg and David Lebow

PROPOSALS
Overview of Proposals
This Proxy Statement contains two proposals requiring stockholder action:

•	Proposal One requests the reelection of one director to the Board; and

•	Proposal Two requests the ratification of RSM US LLP as the Company’s independent registered public accounting firm for 2017.

Each proposal is discussed in more detail below.
Proposal One - Reelection of Director

The Board has nominated Mr. Kaplan to be elected to serve as director until the third succeeding annual meeting of stockholders after his reelection and until his successor is duly elected and qualified.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nominee named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the reelection of the Board’s nominee. If the nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

The Board recommends that stockholders vote FOR the reelection of director Kaplan.

Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has re-appointed RSM US LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2017. RSM US LLP (formerly known as McGladrey LLP through October 25, 2015) has served as the Company’s independent registered public accounting firm since 2010.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2017. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of RSM US LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
Principal Accountant Fees and Services
The following table shows the fees accrued or paid to the Company’s independent registered public accounting firm for the years ended December 31, 2016 and December 31, 2015.

RSM US LLP	2016 ($)	2015 ($)
Audit Fees(1)	$617,335	$713,036
Audit-Related Fees(2)	21,600	178,481
Total Fees	$638,935	$891,517

(1) Audit fees relate to professional services rendered in connection with (a) the audit of the Company’s annual financial statements, (b) quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, (c) audit services provided in connection with other statutory and regulatory filings and (d) an unsecured senior notes offering by the Company in 2015.

(2) Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2015, fees are related to due diligence and accounting support for the Company's acquisition of North American Midway Entertainment, LLC and the audit of the Company's 401(k) Retirement and Savings Plan. For 2016, fees are related to the audit of the Company's 401(k) Retirement and Savings Plan.

The Board recommends a vote FOR Proposal Two.
Other Matters
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Dated: April 18, 2017

BY ORDER OF THE BOARD OF DIRECTORS,

Steven Price
Chief Executive Officer and
Chairman of the Board of Directors

VOTE BY INTERNET - www. proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials,
TOWNSQUARE MEDIA	you can consent to receiving all future proxy statements, proxy cards and annual
240 GREENWICH AVENUE	reports electronically via e-mail or the Internet. To sign up for electronic delivery,
GREENWICH, CT 06830	please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ ____ __ __ __ __ __ __ __ __ __ __ __ ____ __ __ __ __
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR
THE DIRECTOR NOMINEE IN PROPOSAL 1:
1.	Election of Director - nominee to serve a three-year term:

	Nominee:	For	Against	Abstain
	01 Stephen Kaplan	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING PROPOSAL:						For	Against	Abstain
2.	The Ratification of RSM US LLP as the Independent Registered Public Accounting Firm for the fiscal
	year ending December 31, 2017					☐	☐	☐
NOTE: If no choice is specified, your proxy will be voted FOR the nominee in Proposal 1 and FOR Proposal 2

Materials Election - Check this box if you want to receive a						Please sign exactly as your name(s) appear(s) hereon. When
complete set of future proxy materials by mail, at no extra cost.					☐	signing as attorney, executor, administrator, or other fiduciary,
If you do not take action you may receive only a Notice to inform						please give full title as such. Joint owners should each sign
you of the Internet availability of proxy materials.						personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com.

__ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ __ ____ __ __ __ __ __ __ __ __ __ __ __ ____ __ __ __ __ __ _
TOWNSQUARE MEDIA, INC.
2017 ANNUAL MEETING OF STOCKHOLDERS
240 Greenwich Avenue
Greenwich, CT 06830
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TOWNSQUARE MEDIA, INC.

The undersigned appoints Stuart Rosenstein and Christopher Kitchen as proxies, each with full power of substitution, to vote all shares of
Class A common stock and Class B common stock of Townsquare Media, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2017 Annual Meeting of Stockholders of the Company scheduled to be held on May 31, 2017 at 9:00 a.m.
Eastern Daylight Time at Townsquare Media, Inc., 240 Greenwich Avenue, Greenwich, CT 06830 (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Class A common stock and Class B common stock of the Company held by the undersigned, and hereby ratifies and confirms all action that each herein named attorney and proxy, their respective substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" THE
DIRECTOR NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY
OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

Continued and to be signed on reverse side